PROSPECTUS Dated                                      Pricing Supplement No. 43
May 1, 2007                                           August 13, 2007



                               U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC       No. 333-131062


                           FLOATING RATE DEMAND NOTES


                          - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -

Period         Tier One Notes       Tier Two Notes       Tier Three Notes
Beginning      Under $15,000        $15,000-$50,000        Over $50,000
----------     --------------       ---------------      ----------------
8/13/2007         5.75%                5.90%                    6.05%
